UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 7, 2003

WESCORP ENERGY INC.
(Exact name of registrant as specified in its chapter)

(Formerly known as CTI Diversified Holdings Inc.)

Delaware	000-30095	33-0921967
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

8709-50 Street, Edmonton, Alberta, Canada	T6E 5H4
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: 604-218-7400

Not Applicable
(Former address, if changed since last report)

Item 4. Change of Accountants

Our prior public accountants, Moore Stephens, Ellis Foster declined to stand for re-election effective December 7, 2003 as auditors for the fiscal year ended December 31, 2003. Our new auditors (as of December 7, 2003) for the fiscal year ended December 31, 2003 were Williams and Webster, p.s . This change of auditors was approved by our Board of Directors.

Moore Stephens, Ellis Foster issued Reports for the years ended December 31, 2001, and 2002. Said Reports contained the following modification: “The accompanying financial statements have been prepared assuming that the Company will continue as a going concern….the Company has suffered recurring losses from operations that raise substantial doubt about its ability to continue as a going concern…The consolidated financial statements do not make any adjustments that might result from the outcome of this uncertainty.”

There were no disagreements with our former accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure during the two most recent fiscal years or any subsequent interim period to the time of their declination for re-election (December 7, 2003) which would have caused them to make reference to the subject matter of the disagreement in connection with their Report.

Prior to the date of the engagement of Williams & Webster, p.s., the Company or its management had not consulted them as to the application of particular accounting principles to a specific completed or contemplated transaction or the type of audit opinion that might be rendered on our financial statements.

Exhibits:

99.1         Letter from Moore Stephens, Ellis Foster dated March 31, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wescorp Energy Inc.

/s/ John Anderson
(Signature)

Date: April 2, 2004	John Anderson, President & CEO
(Print name and title of signing officer)